UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 18, 2014

FREESCALE SEMICONDUCTOR, LTD.

(Exact name of registrant as specified in its charter)

Bermuda	333-141128-05	98-0522138
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6501 William Cannon Drive West, Austin, Texas 78735

(Address of principal executive offices) (Zip Code)

(512) 895-2000

(Registrant’s telephone number, including area code)

NA

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On February 11, 2014, Freescale Semiconductor, Ltd. (the “Company”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with Goldman, Sachs & Co., Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC, Deutsche Bank Securities Inc., as representatives of the several underwriters named therein (the “Underwriters”), in connection with the public offering and sale by the Company of 40,250,000 common shares (the “Shares”), par value $0.01 per share (the “Common Shares”), at a price to the public of $18.50 per Share, including the offering and sale of 5,250,000 Shares pursuant to the Underwriters’ exercise in full of their option to purchase additional Common Shares.

The Company will receive net proceeds from the sale of the Shares (after giving effect to underwriting discounts and commissions but before estimated offering expenses) of approximately $719 million and will contribute all of the net proceeds from the offering to its indirect wholly owned subsidiary and main U.S. operating entity, Freescale Semiconductor, Inc. (“Freescale Inc.”), which will use the contributed net proceeds, together with cash on hand, to redeem all of its 10.125% Senior Subordinated Notes due 2016 (the “10.125% Notes”), a portion of its 8.05% Senior Unsecured Notes due 2020 (the “8.05% Notes”), and all of its Senior Unsecured Floating Rate Notes due 2014 (the “Floating Rate Notes”, and together with the 10.125% Notes and the 8.05% Notes, collectively, the “Notes”), and to pay accrued interest and related redemption premiums, as follows:

•	$264 million principal amount of the 10.125% Notes;

•	$359 million principal amount of the 8.05% Notes; and

•	$57 million principal amount of the Floating Rate Notes.

Freescale Inc. will deliver to the holders of the Notes notices of redemption upon the terms and conditions set forth in the applicable indentures. The redemption date for the Notes will be on or about 30 days from the closing of the offering. The redemption of the Notes will be funded with the proceeds from the offering of the Shares, together with cash on hand. The redemption price for the 10.125% Notes is 101.688% of the principal amount of the 10.125% Notes being redeemed and accrued and unpaid interest up to, but not including, the redemption date. The redemption price for $262.5 million principal amount of the 8.05% Notes being redeemed is 108.05% of such principal amount and accrued and unpaid interest up to, but not including, the redemption date, and the redemption price for the other $96.5 million principal amount of the 8.05% Notes being redeemed is 100% of such principal amount plus the Applicable Premium (as defined in the Indenture dated June 10, 2011 governing the 8.05% Notes) and accrued and unpaid interest up to, but not including, the redemption date. The redemption price for the Floating Rate Notes is 100% of the principal amount of Floating Rate Notes being redeemed and accrued and unpaid interest up to, but not including, the redemption date. Each series of Notes shall be redeemed in accordance with the procedures of The Depository Trust Company. Because all the outstanding 10.125% Notes and Floating Rate Notes are to be redeemed, the entire outstanding amount of 10.125% Notes and Floating Rate Notes, as applicable, held by a Holder, even if not a multiple of $1,000, shall be redeemed. The 8.05% Notes shall be redeemed in amounts of $2,000 or whole multiples of $1,000 in excess thereof, and no 8.05% Note of less than $2,000 shall be redeemed. Upon surrender of a 8.05% Note, a new 8.05% Note or 8.05% Notes in principal amount equal to the unredeemed portion of the original 8.05% Note representing the same indebtedness to the extent not redeemed will be issued in the name of the holder of the 8.05% Notes upon cancellation of the original 8.05% Note.

The Shares are being offered and sold under a prospectus supplement and related prospectus filed with the Securities and Exchange Commission (the “Commission”) pursuant to the Company’s automatic shelf registration statement on Form S-3 (File No. 333-193841) (the “Registration Statement”), which was filed with the Commission on February 10, 2014. The closing with respect to the sale of the Shares will occur on February 18, 2014.

The above description of the Underwriting Agreement is qualified in its entirety by reference to the full text of the Underwriting Agreement, a copy of which is filed as Exhibit 1.1 hereto and is incorporated herein by reference.

In connection with the offering of the Shares described above, the Company is filing certain exhibits as part of this Current Report on Form 8-K (Exhibits 1.1, 5.1 and 23.1) that are to be incorporated by reference in their entirety into the Registration Statement.

As previously disclosed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2013, on February 10, 2014, Freescale Inc. and certain of our other indirect subsidiaries entered into an amendment (the “Amendment”) to their existing revolving credit facility. The Amendment became effective upon consummation of the public offering described above. Pursuant to the Amendment, the existing revolving credit facility has been replaced with a new revolving credit facility with an aggregate of $400 million of commitments. The Amendment also extends the maturity of the new revolving credit facility to February 1, 2019. The new revolving credit facility will be comprised of the same pro rata split between United States Dollar availability and alternative currency availability as in the existing revolving credit facility. The new revolving credit facility is subject to the same terms and conditions as the existing revolving credit facility, except for the changes pursuant to the Amendment. The description of the Amendment contained in this Current Report on Form 8-K is qualified in its entirety by reference to the complete text of the Amendment, a copy of which is filed herewith as Exhibit 10.1, which is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits:

Exhibit No.	Description

1.1	Underwriting Agreement, dated February 11, 2014, by and among Freescale Semiconductor, Ltd. and Goldman, Sachs & Co., Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC, Deutsche Bank Securities Inc., as representatives of the several underwriters

5.1	Opinion of Conyers Dill & Pearman Limited as to legality of the securities being registered, including consent

10.1	Replacement Revolving Credit Facility Amendment and Incremental Amendment dated as of February 10, 2014, to the Third Amended and Restated Credit Agreement dated as of March 1, 2013, among Freescale Inc., the guarantors party thereto, the lenders party thereto and Citibank, N.A., as administrative agent for the lenders

23.1	Consent of Conyers Dill & Pearman Limited (included in Exhibit 5.1)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 18, 2014

FREESCALE SEMICONDUCTOR, LTD.

By:	/s/ Dathan C. Voelter
Name:	Dathan C. Voelter
Title:	Assistant Secretary

Exhibit Index

Exhibit No.	Description

1.1	Underwriting Agreement, dated February 11, 2014, by and among Freescale Semiconductor, Ltd. and Goldman, Sachs & Co., Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC, Deutsche Bank Securities Inc., as representatives of the several underwriters

5.1	Opinion of Conyers Dill & Pearman Limited as to legality of the securities being registered, including consent

10.1	Replacement Revolving Credit Facility Amendment and Incremental Amendment dated as of February 10, 2014, to the Third Amended and Restated Credit Agreement dated as of March 1, 2013, among Freescale Inc., the guarantors party thereto, the lenders party thereto and Citibank, N.A., as administrative agent for the lenders

23.1	Consent of Conyers Dill & Pearman Limited (included in Exhibit 5.1)